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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)
2727 Allen Parkway Houston, Texas (Address of Principal Executive Offices)		77019 (Zip Code)

Registrant's Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective November 15, 2004 and in connection with Copano Energy, L.L.C.'s (the "Company") initial public offering, (i) Wynne M. Snoots, Jr., Steven A. Webster, Brent R. Bechtol, and Copano Management Partners, L.L.C. resigned from the Board of Directors of the Company (the "Board"), and (ii) James G. Crump, Ernie L. Danner, Thomas William Porter, III, and William L. Thacker were appointed to the Board. In addition, new members to the committees of the Board were appointed as follows:

Audit Committee:	James G. Crump, Ernie L. Danner, and Thomas William Porter, III
Compensation Committee:	William L. Thacker, James G. Crump, and Thomas William Porter, III
Nominating Committee:	Thomas William Porter, III, Ernie L. Danner, and William L. Thacker
Conflicts Committee:	Ernie L. Danner, James G. Crump, and William L. Thacker

        The Board has determined that Messrs. Crump, Danner, Porter and Thacker satisfy the independence requirements of The Nasdaq National Market and the Securities and Exchange Commission. Robert L. Cabes, Jr. and John R. Eckel, Jr. will continue to serve on the Board.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: November 19, 2004	By:	/s/ MATTHEW J. ASSIFF Name: Matthew J. Assiff Title: Senior Vice President and Chief Financial Officer

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  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES